Exhibit 99.4

Execution Version

June 3, 2020

BEST INC.

CONVERTIBLE NOTE INSTRUMENT

Constituting $150 million Principal Amount of Convertible Senior Notes

Convertible into Ordinary Shares of

BEST Inc.

CONTENTS

		Page

1	INTERPRETATION	1

2	PRINCIPAL AMOUNT AND ISSUE OF NOTES	10

3	STATUS	10

4	ANNUAL INTEREST	10

5	FORM AND TITLE	11

6	TRANSFER OF NOTES; ISSUANCE OF NOTE CERTIFICATE	11

7	CONVERSION	13

8	PAYMENTS	27

9	REPURCHASE, REDEMPTION AND CANCELLATION	28

10	PARTICULAR COVENANTS OF THE COMPANY	33

11	CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE	36

12	DEFAULT AND REMEDIES	38

13	REPLACEMENT OF NOTE CERTIFICATES	41

14	PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS	41

15	SUCCESSORS AND ASSIGNS	41

16	AMENDMENTS AND WAIVERS; NOTICES	42

17	SEVERABILITY	42

18	DELAYS OR OMISSIONS	42

19	REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF	42

20	GOVERNING LAW AND JURISDICTION	43

21	CONSTRUCTION; HEADINGS	43

EXHIBIT A FORM OF NOTE CERTIFICATE		A-1

EXHIBIT B FORM OF JOINDER AGREEMENT		B-1

THIS CONVERTIBLE NOTE INSTRUMENT (this “Instrument”) is made on June 3, 2020 by and between:

(1)                                 BEST INC., an exempted company incorporated under the Laws of the Cayman Islands (the “Company”); and

(2)                                 Alibaba.com Hong Kong Limited, a company incorporated under the Laws of Hong Kong (the “Initial Noteholder”),

each a party and together the parties.

WHEREAS:

(A)                               The Company and the Initial Noteholder have entered into a Convertible Note Purchase Agreement on May 28, 2020 (the “Purchase Agreement”), pursuant to which the Company agrees to authorize and issue, and the Initial Noteholder agrees to subscribe for, $150,000,000 in principal amount of convertible senior notes (the “Notes”), convertible into fully paid Ordinary Shares (or in the form of ADSs) of the Company.

(B)                               The Company has, in accordance with its Memorandum and Articles of Association and by a resolution of its Board of Directors, resolved to create, authorize and issue the Notes to the Noteholder constituted as provided below.

NOW THIS INSTRUMENT WITNESSES AND THE COMPANY DECLARES as follows:

1                                         INTERPRETATION

1.1                               The following expressions have the following meanings:

“Additional Amounts” shall have the meaning specified in Section 10.4(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 12.2(b) and Section 12.3(a), as applicable.

“ADS” means an American Depositary Share, issued pursuant to the Deposit Agreement, representing one Ordinary Share of the Company as of the date of this Instrument, and deposited with the ADS Custodian.

“ADS Custodian” means Citibank, N.A., with respect to the ADSs delivered pursuant to the Deposit Agreement, or any successor entity thereto.

“ADS Depositary” means Citibank, N.A., as depositary for the ADSs, or any successor entity thereto.

“ADS Issuance Fee” shall have the meaning specified in Section 7.2(a)(i).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable PRC Rate” means (i) in the case of deduction or withholding of PRC income tax, 10%, (ii) in the case of deduction or withholding of, or reduction for, PRC value added tax (including any related local levies), 6.72%, or (iii) in the case of deduction or withholding of, or reduction for, both PRC income tax and PRC value added tax (including any related local levies), 16.72%.

“applicable taxes” shall have the meaning specified in Section 10.4(a).

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York, the PRC, Hong Kong or the Cayman Islands are required by law to be closed or are otherwise required to be closed due to the COVID-19 outbreak.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Change in Law” means any change in or amendment to the Laws, regulations and rules of the PRC or the official interpretation or official application thereof.

“Change in Tax Law” shall have the meaning specified in Section 9.5(b).

“Clause A Distribution” shall have the meaning specified in Section 7.3(c).

“Clause B Distribution” shall have the meaning specified in Section 7.3(c).

“Clause C Distribution” shall have the meaning specified in Section 7.3(c).

“close of business” means 5:00 p.m. (New York City time).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means ordinary share capital or common stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” means BEST Inc. as set forth in the preamble, and subject to the provisions of Section 11, shall include its successors and assigns.

“Conversion Date” has the meaning specified in Section 7.2(a)(ii).

“Conversion Failure” has the meaning specified in Section 7.10.

“Conversion Failure Buy-In” has the meaning specified in Section 7.10.

“Conversion Notice” has the meaning specified in Section 7.2(a)(i).

“Conversion Period” has the meaning specified in Section 7.1(a).

“Conversion Rate” the number of Ordinary Shares to be delivered upon conversion of $100,000, initially being the number equal to $100,000 divided by the lower of (i) the quotient of (a) 125% of the volume-weighted average closing sale price per ADS for 30 consecutive Trading Days after May 27, 2020, which is quoted on Bloomberg under the “AQR” function (or any successor function), with appropriate settings in DPDF (or any successor pages) for the relevant adjustment(s) where implemented, from 9:30 to 16:00, New York City time or, if unavailable on Bloomberg, from such other source as will be determined appropriate by a leading investment bank of international repute appointed by the Noteholder, divided by (b) the number of Ordinary Shares then represented by one ADS, and (ii) $6.25. Such initial Conversion Rate is subject to adjustment in accordance with Section 7 of this Instrument.

“Conversion Right” shall have the meaning specified in Section 7.1.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including the Redemption Price, the Repurchase Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Deposit Agreement” means the deposit agreement dated as of September 22, 2017, by and among the Company, the ADS Depositary and the holders and beneficial owners of the ADSs delivered thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.

“Designated Office” means the Company’s principal place of business in 2nd Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road, Hangzhou, Zhejiang, China, as may be changed from time to time; provided that any change in the Designated Office shall be notified to the Noteholder in accordance with Section 16.

“Distributed Property” shall have the meaning specified in Section 7.3(c).

“Events of Default” has the meaning specified in Section 12.1.

“Ex-Dividend Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Principal Shareholder” means any of Mr. Shao-Ning Johnny Chou or Alibaba Group Holding Limited, in each case, together with any other “person” or “group” subject to aggregation or attribution of the Common Equity of the Company (including Common Equity held in the form of ADSs) with the respective Existing Principal Shareholder under Section 13(d) of the Exchange Act, and “Existing Principal Shareholders” refers to both of them.

“FATCA” shall have the meaning specified in Section 10.4(a)(i)(D).

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)                                 (A) A “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries, the employee benefit plans of the Company and its Subsidiaries or any Existing Principal Shareholder, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” of: (i) the Company’s Common Equity (including Common Equity held in the form of ADSs) representing more than 50% of the voting power of the Company’s Common Equity entitled to vote generally in the election of the Board of Directors, or (ii) the Company’s Common Equity representing more than 50% of the total outstanding Common Equity of the Company (including Ordinary Shares, ADSs, Class B ordinary shares and Class C ordinary shares of the Company); or (B) either of the Existing Principal Shareholders or both of them, in the aggregate, have become the direct or indirect “beneficial owners” of the Ordinary Shares (including the Ordinary Shares held in the form of ADSs but excluding any Ordinary Shares that any such party does not actually own, but instead “beneficially owns” solely as the result of “beneficially owning” any of the Class B or Class C ordinary shares of the Company, as the case may be) representing, in total, more than 50% of the number of outstanding Ordinary Shares, based on any Schedule TO or any schedule, form or report under the Exchange Act disclosing the same filed by the relevant Existing Principal Shareholder (or any other “person” or “group” subject to aggregation or attribution of the Common Equity of the Company with such Existing Principal Shareholder under Section 13(d) of the Exchange Act), or (C) Mr. Shao-Ning Johnny Chou, together with any other “person” or “group” subject to aggregation or attribution of the Common Equity of the Company with him under Section 13(d) of the Exchange Act, have become the direct or indirect “beneficial owners” of the Company’s Common Equity (including Ordinary Shares, ADSs, Class B ordinary shares and Class C ordinary shares of the Company) representing more than 50% of the total voting power of the Company’s Common Equity based on any Schedule TO or any schedule, form or report under the Exchange Act disclosing the same;

(b)                                 the consummation of (A) any recapitalization, reclassification or change of the Ordinary Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Ordinary Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof); (B) any share exchange, consolidation or merger of the Company pursuant to which the Ordinary Shares or the ADSs will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries and Variable Interest Entities, taken as a whole, to any Person other than one of the Company’s wholly-owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity (including Common Equity held in the form of ADSs) immediately prior to such transaction own, directly or indirectly, more than 50% of the voting power represented by all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-a-vis each other as such ownership of voting power immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)                                  the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

(d)                                 the ADSs (or other Common Equity or ADSs in respect of Common Equity underlying the Notes) cease to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors); or

(e)                                  any Change in Law that results in (x) the Group Companies (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in the Company’s consolidated financial statements for the most recent fiscal quarter and (y) the Company’s being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter; provided that the Company has not furnished to the Noteholders on or before the 20th calendar day after the date of such Change in Law an opinion from an independent financial advisor or an independent legal counsel stating either (x) that the Company is able to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law), taken as a whole, as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter (including after giving effect to any corporate restructuring or reorganization plan of the Group) or (y) that such Change in Law would not materially adversely affect the Company’s ability to make principal and interest payments on the Notes when due or to effect the conversion of the Notes in accordance herewith, provided, however, that a transaction or event described in clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by holders of the Ordinary Shares (directly or in the form of ADSs), excluding cash payments for fraction of ADS or Ordinary Share, in connection with such transaction or event consists of shares of Common Equity or ADSs in respect of Common Equity that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or event that would otherwise constitute a Fundamental Change under clause (b) of the definition thereof and as a result of such transaction or event, the Notes become convertible into such consideration, excluding cash payments for fraction of Ordinary Share, provided further that an event that is not considered a Fundamental Change pursuant to this proviso shall not be a Fundamental Change solely because such event could also be subject to clause (a) of this definition.

“Fundamental Change Company Notice” shall have the meaning specified in Section 9.3(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 9.3(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 9.3(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 9.3(a).

“Governmental Approval” means any authorization of or by, consent of, approval of, license from, ruling of, permit from, tariff by, rate of, certification by, exemption from, filing with (except any filing relating to the perfection of security interests), variance from, claim of, order from, judgment from, decree of, publication to or by, notice to, declaration of or with or registration by or with any Governmental Authority, whether tacit or express.

“Governmental Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory, Tax or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC, Hong Kong, the Cayman Islands, the British Virgin Islands or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, any self-regulatory organization and stock exchanges.

“Group Companies” or the “Group” means, collectively, the Company, its Subsidiaries and its Variable Interest Entities; a “Group Company” means any of them.

“Hong Kong” means Hong Kong Special Administrative Region of the People’s Republic of China.

“Initial Noteholder” has the meaning specified in the preamble.

“Instrument” has the meaning specified in the preamble.

“Interest Payment Date” means each July 1 and January 1 of each year or, if the relevant date is not a Business Day, the immediately following Business Day, beginning on January 1, 2021.

“Joinder Agreement” has the meaning specified in Section 6.2.

“Last Reported Sale Price” of the ADSs on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are traded.  If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If the ADSs are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Law(s)” means any law or regulation, including (i) any statute or regulation; (ii) any rule of any Governmental Authority by which any party is bound; (iii) any agreement between any Governmental Authorities; and (iv) any customary agreement between any Governmental Authority and any party.

“Maturity Date” has the meaning specified in Section 2.2.

“Maturity Redemption Price” shall have the meaning specified in Section 9.1.

“Memorandum and Articles of Association” means the Ninth Amended and Restated Memorandum and Articles of Association of the Company, as may be further amended, modified, supplemented or restated from time to time.

“Merger Event” shall have the meaning specified in Section 7.6(a).

“normal office hours” means 9 a.m. to 5 p.m. on a Business Day.

“Note Certificate” has the meaning specified in Section 5.1.

“Noteholder” or “Holder” means the Initial Noteholder or any holder of the Note Certificates registered on the Company’s Register of Noteholder following a valid transfer of any Note pursuant to this Instrument.

“Notes” has the meaning specified in the recitals.

“Officer” means, with respect to the Company, the Chief Executive Officer, the Chief Financial Officer and the Chief Strategy and Investment Officer.

“Officers’ Certificate” when used with respect to the Company, means a certificate that is delivered to the Noteholders and that is signed by an Officer of the Company.

“Ordinary Shares” means the Class A ordinary shares with a par value of $0.01 each in the share capital of the Company.

“Outstanding” or “outstanding,” when used with reference to Notes, shall mean, as of any particular time, all Notes under this Instrument, except:

(a)                                 Notes repurchased by the Company pursuant to Sections 9.2 and 9.3;

(b)                                 Notes redeemed by the Company pursuant to Section 9.5;

(c)                                  Notes with respect to which the Noteholder has exercised its Conversion Rights and for which the relevant number of Ordinary Shares has been issued to the Noteholder in accordance with this Instrument; and

(d)                                 those Notes that have been mutilated or defaced or that are alleged to have been lost or stolen and, in each case, in respect of which replacement Notes have been issued pursuant to Section 13.

“party” or “parties” has the meaning specified in the preamble.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“PRC” means the People’s Republic of China, excluding, for the purpose of this Instrument, Hong Kong, the Macau Special Administrative Region and Taiwan.

“Purchase Agreement” has the meaning specified in the recitals.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Ordinary Shares or ADSs (or other applicable security) have the right to receive any cash, securities or other property or in which Ordinary Shares or ADSs (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption Date” shall have the meaning specified in Section 9.5.

“Redemption Price” shall have the meaning specified in Section 9.5.

“Reference Property” shall have the meaning specified in Section 7.6(a).

“Register of Noteholders” has the meaning specified in Section 6.1.

“Registered Account” shall have the meaning specified in Section 8.2.

“Registration Date” shall have the meaning specified in Section 7.2(b)(iii).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the June 15 or December 15 (whether or not such day is a Business Day) immediately preceding the applicable July 1 or January 1 Interest Payment Date, respectively.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 10.4(a).

“Repurchase Date” shall have the meaning specified in Section 9.2(a).

“Repurchase Notice” shall have the meaning specified in Section 9.2(b)(i).

“Repurchase Period” shall have the meaning specified in Section 9.2(a).

“Repurchase Price” shall have the meaning specified in Section 9.2(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Laws” means, collectively, Sarbanes-Oxley, the Securities Act, the Exchange Act, the rules and regulations promulgated by the SEC, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.  Each of the Company’s Variable Interest Entities will be deemed to be a “subsidiary” for purposes of the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X.

“Spin-Off” shall have the meaning specified in Section 7.3(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.1(a).

“Tax” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Governmental Authority having power to tax.

“Trading Day” means a day on which (i) trading in the ADSs (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if the ADSs (or such other security) are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs (or such other security) are then traded and (ii) a Last Reported Sale Price for the ADSs (or closing sale price for such other security) is available on such securities exchange or market; provided that if the ADSs (or such other security) are not so listed or traded, “Trading Day” means a Business Day.

“Transferee” has the meaning specified in the Section 6.2.

“Trigger Event” shall have the meaning specified in Section 7.3(c).

“unit of Reference Property” shall have the meaning specified in Section 7.6(a).

“US Dollar,” “USD” or “$” means the legal currency of the United States of America.

“Valuation Period” shall have the meaning specified in Section 7.3(c).

“Variable Interest Entities” means, with respect to any Person, any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such person prepares its financial statements in accordance with accounting principles other than the accounting principles generally accepted in the United States of America, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles.

1.2          Headings used in this Instrument are for ease of reference only and shall be ignored in interpreting this Instrument.

1.3          References to Sections and Exhibits are references to Sections and Exhibits of or to this Instrument.

1.4          Words and expressions in the singular include the plural and vice versa and words and expressions importing one gender include every gender.

1.5          References in this Instrument to principal, premium, interest and other payments payable by the Company shall be deemed also to refer to any Additional Interest or Additional Amounts, as applicable, which may be payable under Section 10.4, Section 12.2(b) and Section 12.3(a) or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to this Instrument.

1.6          Whenever the words “include,” “includes” or “including” are used in this Instrument, they are deemed to be followed by the words “without limitation.”

2                                         PRINCIPAL AMOUNT AND ISSUE OF NOTES

2.1          The Notes shall be designated as the “4.50% Convertible Senior Notes due 2025.” The Company hereby authorizes and issues the Notes in the aggregate principal amount of $150,000,000 pursuant to the Purchase Agreement.  The aggregate amount of the Notes shall, subject to the provisions for repurchase, redemption, acceleration and conversion hereof, as applicable, mature and be payable in full on the Maturity Date.

2.2          For the purpose of this Instrument, the “Maturity Date” shall be the fifth (5th) anniversary of the date of this Instrument (i.e., June 3, 2025).

3                                         STATUS

3.1          Unless fully converted pursuant to this Instrument, the Notes constitute direct, unconditional, unsecured and unsubordinated obligations of the Company.  The Notes rank (i) senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes, (ii) equal in right of payment to all of the Company’s indebtedness and other liabilities that are not so subordinated, including the Company’s 1.75% convertible senior notes due 2024 of which $200,000,000 aggregate principal amount is outstanding as of the date of this Instrument, and (iii) junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all indebtedness and other liabilities of the Company’s Subsidiaries and/or Variable Interest Entities (including trade payables). In the event of bankruptcy, liquidation, reorganization or other winding-up events of the Company, the assets of the Company that secure secured debt (if any) will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets.

4                                         ANNUAL INTEREST

4.1          Interest shall accrue, at a fixed rate equal to 4.50% per annum, on the outstanding principal amount of the Notes from the date of this Instrument until all the outstanding principal amounts are fully repaid; provided that if any portion of the principal amount is duly converted into Ordinary Shares (or ADSs) in accordance with Section 7, interest shall cease to accrue on the portion of the principal amount being converted.  Accrued interest on the Notes shall be payable on the Interest Payment Date and be computed on the basis of a 360-day year composed of twelve 30-day months and, for any partial months, on a pro rata basis based on the number of days actually elapsed in such month.

4.2          The principal amount of the Notes may not be prepaid, in whole or in part, prior to the Maturity Date without the written consent of the Noteholder, except as provided in Section 9.5 of this Instrument or as mutually agreed between the Company and any Noteholder with respect to the Note(s) held by such Noteholder.

5                                         FORM AND TITLE

5.1          Form

The Note Certificate in the form set out in Exhibit A hereto (the “Note Certificate”) will be issued to the Noteholder in respect of its registered holding of the Notes, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made, a part of this Instrument.  The Notes and the Note Certificate will be numbered serially with an identifying number to be recorded on the relevant Note Certificate and in the Register of Noteholders, which the Company will keep.

5.2          Title

Title to the Notes passes to the Noteholder only by the authorization and issuance of the Note Certificate and registration in the Register of Noteholders in accordance with this Instrument.  So long as such registration in the Register of Noteholders is recorded without alterations pursuant to this Instrument, the Noteholder will (except as otherwise required by the applicable Laws) be treated as the absolute owner of the Notes for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Note Certificate issued in respect of it (other than the endorsed form of transfer as described in Section 6)), and no Person will be liable for so treating the Noteholder.

6                                         TRANSFER OF NOTES; ISSUANCE OF NOTE CERTIFICATE

6.1          Register of Noteholders

The Company shall keep at its business office or shall cause to be kept at its registered office a register on which shall be entered the names and addresses of the Noteholder, the particulars of the Notes held by the Noteholder and of all transfer, conversion or cancellation of the Notes as well as the amount of outstanding principal amount and accrued interest owing to the Noteholder (the “Register of Noteholders”).  The entries in the Register of Noteholders shall be conclusive evidence of the amounts due and owing to the Noteholder in the absence of manifest error.  Notwithstanding anything to the contrary contained in this Instrument, the obligations under the Notes are registered obligations and the right, title and interest in and to such obligations shall be transferable only upon notation of such transfer in the Register of Noteholders.  The Register of Noteholders shall be available for inspection by the Noteholder from time to time upon reasonable prior notice.

6.2          Transfers

On and from the ninetieth (90th) day of the date of this Instrument, the Notes may be freely transferred, subject to the applicable Laws, in whole or in part, at any time prior to the full conversion of the Notes into Ordinary Shares (or in the form of ADSs) or the consummation of a repurchase and redemption pursuant to Section 9 of this Instrument of the Notes pursuant to this Instrument by surrender of the Note Certificate issued in respect of the Notes, delivered together with the endorsed form of transfer (in the form set out in Attachment 4 to the Form of Note Certificate attached hereto as Exhibit A, the acquirer of such transferred Notes, the “Transferee”) duly completed and signed by the registered Noteholder or his attorney duly authorized in writing, to the Company at the Designated Office together with such evidence as the Company may reasonably require to prove the authority of the individuals who have executed the endorsed form of transfer.  The Noteholder shall cause the Transferee to agree in writing to be bound by the terms of this Instrument and to sign, execute and deliver a Joinder Agreement in the form of Exhibit B hereto (the “Joinder Agreement”), whereupon the Company shall counter-sign, execute and deliver the same to the Transferee.  Upon the execution of such Joinder Agreement, such Transferee will be bound, to the extent of the transferred Notes in its capacity as a “Noteholder,” by obligations under this Instrument as if it was a signing party hereof. Upon the receipt of such executed Joinder Agreement, the Company shall promptly countersign and deliver a fully executed version to the Transferee.

Notwithstanding anything provided herein, (i) the total number of Holders of the Notes shall not exceed five (5) at any given time, and (ii) any transfer of the Notes that can result in the total number of Holders of the Notes to exceed five (5) immediately after the completion of such transfer shall be subject to the prior written consent of the Company; provided that the Initial Noteholder and up to five (5) of its Affiliates shall be collectively regarded as one Noteholder for the purpose of this paragraph.

6.3          Cancellation of Note Certificate

Upon the receipt of the original Note Certificate surrendered by the Noteholder, the executed endorsed form of transfer by the Noteholder and the executed Joinder Agreement by the Transferee, the Company shall, at its expense, promptly cancel the original Note Certificate and no Note Certificate shall be issued to the Holder of the original Note Certificate therefor except as expressly permitted by Section 6.5(b).

6.4          Update of the Register of Noteholders

Upon the receipt of the original Note Certificate surrendered by the Noteholder, the executed endorsed form of transfer by the Noteholder and the executed Joinder Agreement by the Transferee, the Company shall, at its expense, promptly cause the Register of Noteholders to be updated by including the names and addresses of the Transferee, the particulars of the transferred Notes held by the Transferee and of the remaining Note (if any) held by the Noteholder and the amount of outstanding principal amount and accrued interest owing to the Transferee and the Noteholder respectively upon the transfer.

6.5          Delivery of New Note Certificates

(a)                                 Each new Note Certificate to be issued upon a transfer, exchange or conversion of Notes shall, within five (5) Business Days of receipt by the Company of the endorsed form of transfer (in the form set out in Attachment 4 to the Form of Note Certificate attached hereto as Exhibit A) duly completed and signed, be made available for collection at the Designated Office or, if so requested in the endorsed form of transfer, be mailed by uninsured mail at the risk of the holder entitled to such new Note Certificate (but free of charge to such holder) to the address specified in the endorsed form of transfer.

(b)                                 Where only part of the principal amount of the Notes in respect of which a Note Certificate is issued is to be transferred, exchanged or converted, a new Note Certificate in respect of the remaining Notes not so transferred, exchanged or converted will, within five (5) Business Days of delivery of the original Note Certificate to the Company, be mailed by uninsured mail at the risk of the holder entitled to such remaining Notes not so transferred, exchanged or converted (but free of charge to such holder) to the address of the Noteholder appearing on the Register of Noteholders.

6.6          Formalities Free of Charge

Registration of a transfer of the Notes will be effected without charge by or on behalf of the Company.

7                                         CONVERSION

7.1          Conversion Right

Subject as hereinafter provided, each Noteholder has the right to convert all or any portion of the Notes held by it (if the portion to be converted is $100,000 principal amount or an integral multiple thereof) into Ordinary Shares or, at the sole discretion of such Noteholder, into Ordinary Shares in the form of ADSs at any time during the Conversion Period at the Conversion Rate.  The right of the Noteholder to convert the Notes into Ordinary Shares (or in the form of ADSs) is called the “Conversion Right.”

(a)                                 Conversion Period: Subject to and upon compliance with the provisions of this Section, the Conversion Right attaching to any Notes may be exercised, at the option of the holder thereof, at any time on or after the thirty-first (31st) Trading Day after May 27, 2020 up to the close of business (at the place where the Note Certificate evidencing such Notes is deposited for conversion) of the second Business Day immediately preceding the Maturity Date (but, except as provided in Section 7.1(c), in no event thereafter) (the “Conversion Period”).

(b)                                 Fractions of Shares: Fractions of the Ordinary Shares will not be issued on conversion and cash payment in lieu thereof will be made in respect thereof.

(c)                                  Survival after Default: Notwithstanding the provisions of Section 7.1(a) of this Instrument, if (i) the Company shall default in making payment in full in respect of any Notes which shall have been called for redemption or repurchase on the date fixed for the redemption or repurchase thereof; (ii) any Note has become due and payable prior to the Maturity Date by reason of the occurrence of any of the events referred to in Section 12; or (iii) any Note is not redeemed on the Maturity Date in accordance with Section 2.1, the Conversion Right attaching to such Note will continue to be exercisable up to, and including, the close of business at the Designated Office on the date upon which the full amount of the money payable in respect of such Notes has been duly received by the Noteholder.  In connection with such default, notwithstanding the provisions of Section 7.1(a) of this Instrument, any Note in respect of which the Note Certificate and Conversion Notice are deposited for conversion prior to such date shall be converted on the relevant Conversion Date notwithstanding that the full amount of the money in respect of such Notes is payable before such Conversion Date or that the Conversion Period may have expired before such Conversion Date, provided that the Company’s delivery of Ordinary Shares (directly or in the form of ADSs) and all the accrued and unpaid interest on such Note (and any Additional Interest and Additional Amounts as applicable) shall be deemed to fully settle any payment obligations the Company may have with respect to such Note, and the Company will cease to be obligated to make the payment with respect to the such Note described in the foregoing (i), (ii) or (iii) of this Section 7.1(c).

7.2          Conversion Procedure

(a)                                 Conversion Notice:

(i)                                     To exercise the Conversion Right attaching to any Note, the Noteholder must complete, execute and deposit at its own expense during normal office hours at the Designated Office a notice of conversion (a “Conversion Notice”) in duplicate in the form set out in Attachment 1 to the Form of Note Certificate attached hereto as Exhibit A, together with the relevant Note Certificate.  A Conversion Notice deposited outside the normal office hours or on a day that is not a Business Day at the place of the Designated Office shall for all purposes be deemed to have been deposited with the Company during the normal office hours on the next Business Day following such day. If the Noteholder elects to convert the Notes into Ordinary Shares in the form of ADSs, the converting Noteholder shall furnish the Company with all the necessary documents reasonably required by the ADS Depositary from time to time, together with the payments of fees and expenses related to the issuance of ADSs by the ADS Depositary (the “ADS Issuance Fee”); provided, however, that the Initial Noteholder and its Affiliates shall not be required to pay the ADS Issuance Fee, which, upon its occurrence, shall be borne by the Company.

(ii)                                  The conversion date in respect of a Note (the “Conversion Date”) must fall at a time when the Conversion Right attaching to that Note is expressed in this Instrument to be exercisable (subject to the provisions of Section 7.1(c) above) and will be deemed to be the Business Day immediately following the date of the surrender of the Note Certificate in respect of such Note and delivery of such Conversion Notice pursuant to Section 7.2(a)(i).  A Conversion Notice once delivered shall be irrevocable and may not be withdrawn unless the Company consents in writing to such withdrawal.

(b)                                 Registration:

(i)                                     In the event the Noteholder elects to convert the Notes into Ordinary Shares and not in the form of ADSs, as soon as practicable, and in any event not later than five (5) Business Days after the Conversion Date, the Company shall, (x) in the case of Notes converted and in respect of which a duly completed Conversion Notice has been delivered and the relevant Note Certificate surrendered as required by Section 7.2(a)(i), register the Person or Persons designated for the purpose in the Conversion Notice as holder(s) of the relevant number of Ordinary Shares in the Company’s register of members and (y) cause the share certificate with respect to the Ordinary Shares so converted to be delivered to the designated Person and at the place specified in the Conversion Notice, together with any other securities, property or cash required to be delivered upon conversion and other documents (if any) as may be required by the applicable Laws to effect the transfer thereof.

(ii)                                  In the event the Noteholder elects to convert the Notes into Ordinary Shares in the form of ADSs, the Company shall cause the ADS Depositary to deliver ADSs to the Holder upon the Holder’s election as soon as practicable, and in any event not later than ten (10) Business Days following the date on which all of the corresponding Note Certificate, Conversion Notice, documents reasonably required by the ADS Depositary and, in the case of Noteholders other than the Initial Noteholder or its Affiliates, the ADS Issuance Fee, have been delivered to the Company (or ADS Depositary, as applicable) by the Noteholder; in connection therewith, as soon as practicable and in any event not later than five (5) Business Days after the Conversion Date, the Company shall first cause new share certificate(s) to be issued to the converting Noteholder and entries on the Company’s register of members to be entered with respect to the Ordinary Shares into which the Notes are converted in the form of ADSs in the name of the converting Noteholder. Immediately after the aforesaid issuance of new shares and entries on the register of members are completed, for the purpose of depositing Ordinary Shares issued to the converting Noteholder in exchange for the issuance of ADSs to such Noteholder, the Company shall cause the register of members to be updated and share certificates to be issued in the name of the ADS Depositary.

(iii)                               The Person or Persons designated in the Conversion Notice will become the holder(s) of record of the number of Ordinary Shares (or ADSs, as applicable) issuable upon conversion with effect from the date (the “Registration Date”) that is the earlier of (x) the date the converting Noteholder is registered as such in the Company’s register of members, and (y) the fifth (5th) Business Day after the Conversion Date.  The Ordinary Shares (or ADSs, as applicable) issued upon conversion of the Notes will in all respects rank pari passu with the Ordinary Shares (or ADSs, as applicable) in issue on the relevant Registration Date.  Save as set out in this Instrument, a holder of Ordinary Shares (or ADSs, as applicable) issued on conversion of the Notes shall not be entitled retrospectively to any rights on the Record Date which precedes the relevant Registration Date.

(iv)                              If the Conversion Date in relation to any Note shall be after the Record Date for any issue, distribution, grant, offer or other event as gives rise to the adjustment of the Conversion Rate pursuant to Section 7.3, but before the relevant adjustment becomes effective, upon the relevant adjustment becoming effective, the Company shall procure the issue to the converting Noteholder (or in accordance with the instructions contained in the Conversion Notice) such additional number of Ordinary Shares (or ADSs as applicable, or other asset, security, property or amount subject to issue, distribution, grant or offer or other event giving rise to such adjustment to the Conversion Rate) as, together with the Ordinary Shares (or ADSs, as applicable) issued or to be issued on conversion of the relevant Notes, is equal to the number of Ordinary Shares (or ADSs, as applicable) which would have been required to be issued on conversion of such Notes if the relevant adjustment to the Conversion Rate had been made and become effective immediately after the relevant Record Date (as calculated by the Company in accordance with this Instrument).

(v)                                 If the Record Date for the payment of any distribution in respect of the Ordinary Shares (or ADS, as applicable) is on or after the Conversion Date in respect of any Notes, but before the Registration Date, the Company shall procure the payment of such distribution to the converting Noteholder or its designee to which it would have been entitled had it, on that Record Date, already been such a shareholder of record and shall make the payment at the same time as it makes payment of the dividend or other distribution to other holders of Ordinary Shares or ADSs, or as soon as practicable thereafter, but, in any event, not later than seven (7) days thereafter.

(c)                                  Updated Note Certificate and Conversion to ADSs:

(i)                                     In the event there is any Outstanding Notes upon the conversion of part of the Notes pursuant to Section 7, subject to Section 6.5, the Company shall execute and deliver to the Noteholder of the Note Certificate so surrendered a new Note Certificate in an aggregate principal amount equal to the unconverted portion of the surrendered Notes, without payment of any service charge by the Noteholder.

(ii)                                  If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp, issue, transfer or similar tax due on the issuance and delivery of the Ordinary Shares upon conversion of the Notes, unless the tax is due solely because the Holder requests any Ordinary Shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax.  In the Noteholder’s election of converting the Notes into Ordinary Shares in the form of ADSs, the Company shall pay the depositary’s fees and other costs for the conversion of the Ordinary Shares into the ADSs.  The Company may refuse to deliver the Ordinary Shares (or ADSs, as applicable) being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(d)                                 Settlement Upon Conversion

Upon conversion, all interest accrued on the Notes surrendered for conversion but unpaid to the Conversion Date shall automatically and unconditionally be due and payable in full in cash on the Conversion Date.  Payment of such interest shall be made by transfer to the Registered Account of the holder of the Notes surrendered.

7.3          Adjustments to Conversion Rate

The Conversion Rate will be subject to adjustment in the following events:

(a)                                 If the Company exclusively issues Ordinary Shares as a dividend or distribution on the Ordinary Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where:

CR0                                     =                                                     the Conversion Rate in effect immediately prior to the close of business on the Record Date for the ADSs for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1                                     =                                                     the Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such effective date, as applicable;

OS0                                       =                                                     the number of Ordinary Shares outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such effective date, as applicable; and

OS1                                       =                                                     the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 7.3(a) shall become effective immediately after the close of business on the Record Date for the ADSs for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 7.3(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)                                 If the Company issues to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than the average of the Last Reported Sale Prices of the Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where:

CR0                                     =                                                     the Conversion Rate in effect immediately prior to the close of business on the Record Date for the ADSs for such issuance;

CR1                                     =                                                     the Conversion Rate in effect immediately after the close of business on such Record Date;

OS0                                       =                                                     the number of Ordinary Shares outstanding immediately prior to the close of business on such Record Date;

X                                                   =                                                     the total number of Ordinary Shares (directly or in the form of ADSs) deliverable pursuant to such rights, options or warrants; and

Y                                                   =                                                     the number of Ordinary Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the quotient of (a) the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants divided by (b) the number of Ordinary Shares then represented by one ADS.

Any increase made under this Section 7.3(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for the ADSs for such issuance.  To the extent that Ordinary Shares or ADSs are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered (directly or in the form of ADSs).  If such rights, options or warrants are not so issued, or if no such rights, options, or warrants are exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such the Record Date for the ADSs for such issuance had not occurred.

For purposes of this Section 7.3(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than such average of the Last Reported Sale Prices of the Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Ordinary Shares or ADSs, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)                                  If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 7.3(a) or Section 7.3(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 7.3(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 7.3(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where:

CR0                                     =                                                     the Conversion Rate in effect immediately prior to the close of business on the Record Date for the ADSs for such distribution;

CR1                                     =                                                     the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0                                         =                                                     the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV                                =                                                     the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding Ordinary Share (directly or in the form of ADSs) on the Record Date for the ADSs for such distribution.

Any increase made under the foregoing portion of this Section 7.3(c) above shall become effective immediately after the close of business on the Record Date for the ADSs for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only distribution, if any, actually paid or made, if such distribution had not been declared.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $100,000 principal amount thereof held by such Holder on the Record Date, at the same time and upon the same terms as holders of the Ordinary Shares (directly or in the form of ADSs) receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of Ordinary Shares (directly or in the form of ADSs) equal to the Conversion Rate in effect on the Record Date for the ADSs for the distribution.

With respect to an adjustment pursuant to this Section 7.3(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares (directly or in the form of ADSs) of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where:

CR0                                     =                                                     the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the Valuation Period;

CR1                                     =                                                     the Conversion Rate in effect immediately after the close of business on the last Trading Day of the Valuation Period;

FMV0                           =                                                     the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares (directly or in the form of ADSs) applicable to one Ordinary Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.1 as if references therein to the Ordinary Shares (directly or in the form of ADSs) were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0                                    =                                                     the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur immediately after the close of business on the last Trading Day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 7.3(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date in determining the Conversion Rate.

For purposes of this Section 7.3(c), rights, options or warrants distributed by the Company to all holders of the Ordinary Shares (directly or in the form of ADSs) entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares (directly or in the form of ADSs); (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Ordinary Shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section 7.3(c) (and no adjustment to the Conversion Rate under this Section 7.3(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 7.3(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Instrument, is subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 7.3(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per Ordinary Share redemption or purchase price received by a holder or holders of Ordinary Shares (directly or in the form of ADSs) with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares (directly or in the form of ADSs) as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 7.3(a), Section 7.3(b) and this Section 7.3(c), if any dividend or distribution to which this Section 7.3(c) is applicable also includes one or both of:

(A)                               a dividend or distribution of Ordinary Shares (directly or in the form of ADSs) to which Section 7.3(a) is applicable (the “Clause A Distribution”); or

(B)                               a dividend or distribution of rights, options or warrants to which Section 7.3(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 7.3(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 7.3(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 7.3(a) and Section 7.3(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any Ordinary Shares (directly or in the form of ADSs) included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such effective date, as applicable” within the meaning of Section 7.3(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 7.3(b).

(d)                                 If any cash dividend or distribution is made to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), the Conversion Rate shall be increased based on the following formula:

where:

CR0                                     =                                                     the Conversion Rate in effect immediately prior to the close of business on the Record Date for the ADSs for such dividend or distribution;

CR1                                     =                                                     the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0                                         =                                                     the Last Reported Sale Price of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C                                                   =                                                     the amount in cash per Ordinary Share the Company distributes to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) (for the avoidance of doubt, without giving effect to any applicable fees and expenses payable to, or withheld by, the ADS Depositary of the ADSs with respect to such distribution).

Any increase pursuant to this Section 7.3(d) shall become effective immediately after the close of business on the Record Date for the ADSs for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $100,000 principal amount of Notes, at the same time and upon the same terms as holders of the Ordinary Shares (directly or in the form of ADSs), the amount of cash that such Holder would have received if such Holder owned a number of Ordinary Shares (directly or in the form of ADSs) equal to the Conversion Rate on the Record Date for the ADSs for such cash dividend or distribution.

(e)                                  If the Company or any of its Subsidiaries or Variable Interest Entities makes a payment in respect of a tender or exchange offer for the Ordinary Shares (directly or in the form of ADSs), to the extent that the cash and value of any other consideration included in the payment per Ordinary Share exceeds the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, the Conversion Rate shall be increased based on the following formula:

where:

CR0                                     =                                                     the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1                                     =                                                     the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC                                          =                                                     the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Ordinary Shares or ADSs, as the case may be, purchased in such tender or exchange offer;

OS0                                       =                                                     the number of Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer);

OS1                                       =                                                     the number of Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer); and

SP1                                         =                                                     the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 7.3(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 7.3(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, the Conversion Date in determining the Conversion Rate. If any conversion occurs on the expiration date of any tender or exchange offer, then, solely for the purposes of such conversion, the Conversion Date will be deemed to occur on the Trading Day immediately after the expiration date.  For the avoidance of doubt, no adjustment to the Conversion Rate under this Section 7.3(e) shall be made if such adjustment would result in a decrease in the Conversion Rate.

(f)                                   Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Ordinary Shares or ADSs or any securities convertible into or exchangeable for Ordinary Shares or ADSs or the right to purchase Ordinary Shares or ADSs or such convertible or exchangeable securities.

(g)                                  In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 7.3, and to the extent permitted by applicable Law and subject to the applicable rules of The New York Stock Exchange and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Ordinary Shares or the ADSs or rights to purchase Ordinary Shares or ADSs in connection with a dividend or distribution of Ordinary Shares or ADSs (or rights to acquire Ordinary Shares or ADSs) or similar event.

(h)                                 Notwithstanding anything to the contrary in this Section 7, the Conversion Rate shall not be adjusted:

(i)                                    upon the issuance of any Ordinary Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares or ADSs under any plan;

(ii)                                 upon the issuance of any Ordinary Shares or ADSs or options or rights to purchase those Ordinary Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries or Variable Interest Entities;

(iii)                             upon the issuance of any Ordinary Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)                              solely for a change in the par value of the Ordinary Shares; or

(v)                                 for accrued and unpaid interest, if any.

(i)                                     All calculations and other determinations under this Section 7 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of an ADS.

(j)                                    Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly notify the Noteholders in accordance with Section 16 of the Conversion Rate before and after such adjustment and the date on which each adjustment becomes effective, and setting forth a brief statement of the facts requiring such adjustment.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)                                 For purposes of this Section 7.3, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs), but shall include Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.

(l)                                     For purposes of this Section 7.3, the “effective date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

7.4          Whenever any provision of this Instrument requires the Company to calculate the Last Reported Sale Prices over a span of multiple days, the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective pursuant to Section 7.3, or any event requiring an adjustment to the Conversion Rate pursuant to Section 7.3 where the Record Date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period when such Last Reported Sale Prices of ADSs or Ordinary Shares are to be calculated.

7.5          Sufficient Ordinary Shares

The Company shall provide, free from preemptive rights, out of its authorized but unissued Ordinary Shares or Ordinary Shares held in treasury, a sufficient number of Ordinary Shares due upon conversion of the Notes from time to time.

7.6          Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares

(a)                                 In the case of:

(i)                                    any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination),

(ii)                                 any consolidation, merger, combination or similar transaction involving the Company,

(iii)                             any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries and Variable Interest Entities substantially as an entirety or

(iv)                              any statutory share exchange,

in each case, as a result of which the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Noteholders a supplemental instrument providing that, at and after the effective time of such Merger Event, the right to convert each $100,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Ordinary Shares equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one Ordinary Share is entitled to receive) upon such Merger Event; provided, however, that at and after the effective time of the Merger Event the number of Ordinary Shares otherwise deliverable upon conversion of the Notes in accordance with Section 7.2 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of Ordinary Shares would have been entitled to receive in such Merger Event.

If the Merger Event causes the Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the Ordinary Shares and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one Ordinary Share.  The Company shall provide written notice to Holders of such weighted average as soon as practicable after such determination is made.

Such supplemental instrument described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Section 7.  If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing Person, as the case may be, in such Merger Event, then such other Person shall also execute such supplemental instrument, and such supplemental instrument shall contain such additional provisions to protect the interests of the Holders of the Notes, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change pursuant to Section 9.3 and the right of Holders to require the Company to repurchase their Notes on the Repurchase Date pursuant to Section 9.2, as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b)                                 The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 7.6.  None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into Ordinary Shares as set forth in this Section 7 prior to the effective date of such Merger Event.

(c)                                  The above provisions of this Section 7.6 shall similarly apply to successive Merger Events.

7.7          Certain Covenants

(a)                                 The Company covenants that all Ordinary Shares delivered upon conversion of Notes will be fully paid and non-assessable by the Company and free from all Taxes, liens and charges with respect to the issue thereof.

(b)                                 The Company covenants that, if any Shares to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any Governmental Authority under any federal or state law before such Shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)                                  The Company further covenants to take all actions and obtain all approvals and registrations as are necessary or appropriate with respect to the conversion of the Notes into Ordinary Shares.

7.8          All costs, charges, liabilities and expenses incurred in connection with the appointment, retention, consultation and remuneration of the investment banks appointed under this Instrument shall be borne by the Company.

7.9          To the extent requested by the Noteholder, where more than one event which gives or may give rise to an adjustment to the Conversion Rate occurs within such a short period of time that in the opinion of a leading investment bank of international repute (acting as experts), selected by the Noteholder, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by a leading investment bank of international repute (acting as expert), selected by the Company and approved by the Noteholder, to be in its opinion appropriate in order to give such intended result.

7.10        If the Noteholder shall have provided the Conversion Notice and surrendered the corresponding Note Certificate to the Company pursuant to Section 7.2(a) and the Company fails, (i) in the case of converting to Ordinary Shares, to cause the registration and issuance of share certificate(s) to be completed in accordance with Section 7.2(b) within five (5) Business Days after the Conversion Date, or (ii) in the case of converting to ADSs, to cause the ADSs to be delivered to the Holder within ten (10) Business Days after the Conversion Date (each a “Conversion Failure”), and the Noteholder, or any third party acting on behalf of the Noteholder or for the Noteholder’s account, purchases (in an open market transaction or otherwise) the Ordinary Shares (directly or in the form of ADSs) representing the number (but not more than the number) of Ordinary Shares, the non-delivery of which resulted in such Conversion Failure (a “Conversion Failure Buy-In”), then the Company shall pay in cash to the Noteholder (for costs incurred either directly by the Noteholder or by a third party on behalf of the Noteholder) the amount by which the total purchase price paid for Ordinary Shares (directly or in the form of ADSs) as a result of the Conversion Failure Buy-In (including brokerage commissions, if any) exceeds the aggregate price for such number of Ordinary Shares the non-delivery of which resulted in the Conversion Failure calculated based on the per share price reflected in the then current Conversion Rate. The Noteholder shall provide the Company written notice indicating the amounts payable to the Noteholder in respect of the Conversion Failure Buy-In. Upon the Noteholder’s receipt of the full payment made by the Company in accordance with this Section 7.10, the corresponding Notes surrendered by the Noteholder with respect to such Conversion Failure shall be deemed converted.

8                                         PAYMENTS

8.1          Principal and Premium

(a)                                 Any and all principal amount of the Outstanding Notes remaining unpaid, together with all interest accrued but unpaid thereon, automatically and unconditionally shall be due and payable in full in cash on the Maturity Date unless previously converted, exchanged, redeemed, repurchased or otherwise cancelled.  Payment of principal, premium, interest, and all other amounts payable under these Sections, will be made by transfer to the Registered Account of the Noteholder.  Payment of principal and accrued but unpaid interest will be made only after surrender of the relevant Note Certificate at the Designated Office.

(b)                                 When making payments to Noteholder, all cash payments shall be made in US Dollar and fractions of one US Dollar will be rounded down to the nearest US Dollar.

8.2          Registered Accounts

For the purposes of this Instrument, a “Registered Account” means the USD account maintained by or on behalf of the Noteholder as the Noteholder may notify to the Company from time to time, details of which appear on the Register of Noteholders on the second Business Day before the due date for payment.

8.3          Fiscal Laws

All payments are subject to in all cases any applicable Laws in the place of payment.  No commissions or expenses shall be charged to the Noteholder in respect of such payments.

8.4          Payment Initiation

Where payment of principal amount of the Notes is to be made by transfer to a Registered Account, payment instructions (for value on the due date or, if that is not a Business Day, for value on the first following day which is a Business Day) given by the Company to its bank will be initiated on the Business Day on which the relevant Note Certificate is surrendered at the Designated Office.

9                                         REPURCHASE, REDEMPTION AND CANCELLATION

9.1          Redemption at Maturity

Unless previously repurchased, converted or purchased and cancelled as provided herein, the Company shall repurchase all of the Notes from the Noteholder by paying the Maturity Redemption Price on the Maturity Date.  The “Maturity Redemption Price” means an amount equal to the sum of the principal amount of the Outstanding Notes on the Maturity Date and the accrued and unpaid interest thereon.

9.2          Repurchase at Option of Holders

(a)                                 Within a period of ninety (90) days starting from the third (3rd) anniversary of the date of this Instrument (the “Repurchase Period”), each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash, within ten (10) Business Days of the date of the Repurchase Notice (as defined below), all of such Holder’s Notes, or any portion thereof that is an integral multiple of $100,000 principal amount, at a repurchase price (the “Repurchase Price”) that is equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date the Repurchase Price is fully paid to such Holder (the “Repurchase Date”), provided that in the event of exercising such repurchase right pursuant to this Section 9.2(a), each Holder of note is entitled to require the Company to repurchase the Notes only once during the Repurchase Period.

(b)                                 Repurchases of Notes under this Section 9.2 shall be made, at the option of the Holder thereof, upon:

(i)                                     delivery to the Designated Office by the Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth in Attachment 3 to the Form of Note Certificate attached hereto as Exhibit A during the period beginning at any time from the open of business on the third (3rd) anniversary of the date of this Instrument until the close of business on the second Business Day immediately preceding the last day of the Repurchase Period; and

(ii)                                  delivery of the Note Certificates to the Designated Office at any time after delivery of the Repurchase Notice (together with all necessary endorsements).

Each Repurchase Notice shall state:

(A)                               the certificate numbers of the Notes to be delivered for repurchase;

(B)                               the portion of the principal amount of the Notes to be repurchased, which must be $100,000 or an integral multiple thereof; and

(C)                               that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Instrument;

Notwithstanding anything herein to the contrary, any Holder delivering to the Company the Repurchase Notice contemplated by this Section 9.2 shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the last day of the Repurchase Period by delivery of a duly completed written notice of withdrawal to the Designated Office in accordance with Section 9.4.  The Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Notice in accordance with the terms of this Instrument.

No Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered for repurchase pursuant to this Section 9.2 by a Holder thereof to the extent such Holder has also delivered a Fundamental Change Repurchase Notice with respect to such Note in accordance with Section 9.3 and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 9.4.

(c)                                  Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders on the Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Repurchase Date (including as a result of the payment of the Repurchase Price with respect to such Notes and any related interest described in this Instrument on the Redemption Date).  The Company will promptly return to the respective Holders thereof any Note Certificates held by it during the acceleration of the Notes (including as a result of the payment of the Repurchase Price with respect to such Notes and any related interest described in this Instrument on the Redemption Date), and upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

9.3          Repurchase at Option of Holders Upon a Fundamental Change

(a)                                 If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $100,000 or an integral multiple of $100,000, on the Business Day (the “Fundamental Change Repurchase Date”) notified in writing by the Company as set forth in Section 9.3(c) that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Section 9.3.

(b)                                 Repurchases of Notes under this Section 9.3 shall be made, at the option of the Holder thereof, upon:

(i)                                     delivery to the Company by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note Certificate attached hereto as Exhibit A on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)                                  delivery of the Notes to the Designated Office at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Designated Office as set forth in the Fundamental Change Repurchase Notice, where such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(iii)                             the certificate numbers of the Notes to be delivered for repurchase;

(iv)                              the portion of the principal amount of Notes to be repurchased, which must be $100,000 or an integral multiple thereof; and

(v)                                 that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Instrument;

Notwithstanding anything herein to the contrary, any Holder delivering to the Company the Fundamental Change Repurchase Notice contemplated by this Section 9.3 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a duly completed written notice of withdrawal to the Designated Office in accordance with Section 9.4.

No Fundamental Change Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered by a Holder for repurchase thereof if such Holder has also delivered a Repurchase Notice in accordance with Section 9.2 and has not validly withdrawn such Repurchase Notice in accordance with Section 9.4.

(c)                                  On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof.  Each Fundamental Change Company Notice shall specify:

(i)                                     the events causing the Fundamental Change;

(ii)                                  the effective date of the Fundamental Change;

(iii)                               the last date on which a Holder may exercise the repurchase right pursuant to this Section 9.3;

(iv)                              the Fundamental Change Repurchase Price;

(v)                                 the Fundamental Change Repurchase Date;

(vi)                              if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Instrument; and

(vii)                           the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 9.3.

(d)                                 Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (including as a result of the payment of the Fundamental Change Repurchase Price with respect to such Notes and any related interest described in this Instrument on the Fundamental Change Repurchase Date).  The Company will promptly return to the respective Holders thereof any Note Certificates held by it during the acceleration of the Notes (including as a result of the payment of the Fundamental Change Repurchase Price with respect to such Notes and any related interest described in this Instrument on the Fundamental Change Repurchase Date), and upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

9.4          Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice

(a)                                 A Repurchase Notice or Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Designated Office in accordance with this Section 9.4 at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date or prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, as the case may be, specifying:

(i)                                    the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii)                                 the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)                             the principal amount, if any, of such Note that remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, which portion must be in principal amounts of $100,000 or an integral multiple of $100,000;

9.5          Optional Redemption for Changes in the Tax Law of the Relevant Taxing Jurisdiction

Other than as described in this Section 9.5, the Notes may not be redeemed by the Company at its option prior to maturity.  If the Company has, or on the next Interest Payment Date would, become obligated to pay to the Noteholder Additional Amounts that are more than a de minimis amount, as a result of:

(a)                                 any change or amendment which is not publicly announced before, and becomes effective after, June 3, 2020 (or, if the Relevant Taxing Jurisdiction was not a Relevant Taxing Jurisdiction on such date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under this Instrument) in the Laws or any rules or regulations of a Relevant Taxing Jurisdiction; or

(b)                                 any change which is not publicly announced before, and becomes effective on or after, June 3, 2020  (or, if the Relevant Taxing Jurisdiction was not a Relevant Taxing Jurisdiction on such date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under this Instrument) in any written interpretation, administration or application of such Laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination);

(each, a “Change in Tax Law”), the Company may, at its option, redeem all but not part of the Notes (except in respect of certain Holders that elect otherwise as described below) at a redemption price equal to 100% of the principal amount thereof (the “Redemption Price”), plus accrued and unpaid interest, if any, to, but not including, the date fixed by the Company for redemption (the “Redemption Date”), including, for the avoidance of doubt, any Additional Amounts with respect to such Redemption Price; provided that the Company may only redeem the Notes if (i) the Company cannot avoid such obligations by taking reasonable measures available to the Company (provided that changing the jurisdiction of incorporation of the Company shall be deemed not to be a reasonable measure); and (ii) prior to or simultaneously with the notice of redemption, the Company delivers to the Noteholder an Officers’ Certificate stating that such obligation cannot be avoided by taking reasonable measures available to the Company.

Notwithstanding anything to the contrary in this Section 9.5, neither the Company nor any successor Person may redeem any of the Notes in the case that Additional Amounts are payable in respect of PRC withholding tax and any other tax collected at source at the Applicable PRC Rate or less solely as a result of the Company or its successor Person being considered a PRC tax resident under the PRC Enterprise Income Tax Law.

If the Redemption Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay, on or at its election, before such Interest Payment Date, the full amount of accrued and unpaid interest, if any, and any Additional Amounts with respect to such interest, due on such Interest Payment Date to the record holder of the Notes on the Regular Record Date corresponding to such Interest Payment Date, and the Redemption Price shall be equal to 100% of the principal amount of such Note to be redeemed, including, for the avoidance of doubt, any Additional Amounts with respect to such Redemption Price. The Company shall notify the Noteholders in writing of its election and the date on which such interest and any Additional Amounts with respect to such interest shall be paid at the time the Company provides notice of such redemption.

The Company shall give the Noteholders not less than 30 days’ but no more than 60 days’ notice of redemption prior to the Redemption Date.  The Redemption Date must be a Business Day. The notice of redemption may not be revoked or subject to conditions, and outstanding Notes will become due and payable at the redemption price on the redemption date specified in the related notice.

Upon receiving such notice of redemption, each Holder shall have the right to elect to not have its Notes redeemed, provided that (i) the Company shall not be obligated to pay any Additional Amounts on any payment with respect to such Notes solely as a result of such Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether upon conversion, required repurchase in connection with a Fundamental Change or on the Repurchase Date, at maturity or otherwise, and whether in Ordinary Shares, Reference Property or otherwise) after the Redemption Date (or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Company pays the Redemption Price), and (ii) all future payments with respect to such Notes shall be subject to the deduction or withholding of any taxes of such Relevant Taxing Jurisdiction required by law to be deducted or withheld as a result of such Change in Tax Law; provided further that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed converts its Notes in connection with the Company’s election to redeem the Notes in respect of such Change in Tax Law, the Company shall be obligated to pay Additional Amounts, if any, with respect to such conversion.

A Holder electing to not have its Notes redeemed must deliver to the Company a written notice of election so as to be received by the Company no later than the close of business on the second Business Day immediately preceding the Redemption Date; provided that a Holder that complies with the requirements for conversion in Section 7.2 shall be deemed to have delivered a notice of its election to not have its Notes so redeemed.  A Holder may withdraw any notice of election (other than such a deemed notice of election in connection with a conversion) by delivering to the Company a written notice of withdrawal prior to the close of business on the second Business Day immediately preceding the Redemption Date (or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Company pays the Redemption Price).  If no election is made or deemed to have been made, the Holder shall have its Notes redeemed without any further action.

No Notes may be redeemed by the Company or its successor if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date.

9.6          Cancellation of the Repurchased or Redeemed Notes

All of the Notes that are repurchased or redeemed by the Company will forthwith be cancelled promptly upon the consummation of the repurchase or redemption pursuant to this Section 9, and such repurchased or redeemed Notes shall not be reissued or resold.

10                                  PARTICULAR COVENANTS OF THE COMPANY

10.1        Payment of Principal and Interest

The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

10.2        Existence

Subject to Section 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. The Company shall promptly provide the Noteholders with written notice of any change to its name, jurisdiction of incorporation or change to its corporate organization.

10.3        Filings

For so long as any Notes remain outstanding, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

10.4        Additional Amounts

(a)                                 All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to this Instrument and the Notes, including payments of principal (including, if applicable, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price), premium, if any, payments of interest, and deliveries of Ordinary Shares or any other consideration due on conversion of a Note (together with payments of cash for any fractional shares entitlement or other consideration), shall be made without withholding, deduction or reduction for any other collection at source for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied (including any penalties and interest related thereto) (“applicable taxes”) unless such withholding, deduction or reduction is required by law or by regulation or governmental policy having the force of law.  In the event that any such withholding, deduction or reduction is so required by or within (1) the Cayman Islands or the PRC, (2) any jurisdiction in which the Company or any successor are, for tax purposes, incorporated, organized or resident or doing business or (3) any jurisdiction from or through which payment is made or deemed made (each of (1), (2) and (3), and in each case, any political subdivision or taxing authority thereof or therein, as applicable, a “Relevant Taxing Jurisdiction”), the Company or any successor to the Company shall pay or deliver to each Holder such additional amounts of cash, Ordinary Shares or other consideration, as applicable (“Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owners of the Notes after such withholding, deduction or reduction (and after deducting any taxes on the Additional Amounts) shall equal the amounts that would have been received by such beneficial owner had no such withholding, deduction or reduction been required; provided that no Additional Amounts shall be payable:

(i)                                     for or on account of:

(A)                               any applicable taxes that would not have been imposed but for:

(I)                                   the existence of any present or former connection between the relevant Holder or beneficial owner of such Note and the Relevant Taxing Jurisdiction, other than merely acquiring or holding such Note, receiving Ordinary Shares (together with payment of cash for any fractional shares) or other consideration upon conversion of such Note or the receipt of payments or the exercise or enforcement of rights thereunder, including such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having had a permanent establishment therein;

(II)                              the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Redemption Price, the Repurchase Price and Fundamental Change Repurchase Price, if applicable) and interest on such Note or the delivery of Ordinary Shares (together with payment of cash for any fraction of Ordinary Share) upon conversion of such Note became due and payable pursuant to the terms thereof or was made or duly provided for (except to the extent that the Holder or beneficial owner would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period); or

(B)                               any estate, inheritance, gift, sale, transfer, personal property or similar applicable tax or excise tax imposed on transfer of the Notes;

(C)                               any applicable tax that is payable otherwise than by withholding, deduction or any other collection at source from payments or deliveries under or with respect to the Notes;

(D)                               any applicable tax required to be withheld or deducted under Sections 1471 to 1474 of the Code (or any amended or successor versions of such Sections that is substantively comparable and not materially more onerous to comply with) (“FATCA”), any regulations or other official guidance thereunder, any intergovernmental agreement or agreement pursuant to Section 1471(b)(1) of the Code entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement; or

(E)                                any combination of applicable taxes referred to in the preceding clauses (A), (B), (C) or (D); or

(ii)                                  with respect to any payment of the principal of (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable), premium, if any, or interest, on, such Note or the delivery of Ordinary Shares (together with payment of cash for any fraction of Ordinary Share) upon conversion of such Note to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment or delivery to the extent that such payment or delivery would be required to be included in the income under the Laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.

(b)                                 The Company or its successor shall pay and indemnify each Holder and beneficial owner for any present or future stamp, issue, registration, value added, court or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes (including penalties, interest and any other reasonable expenses related thereto) which are levied by any Relevant Taxing Jurisdiction (and in the case of enforcement, any jurisdiction) on the execution, delivery, registration or enforcement of any of the Notes, this Instrument or any other document or instrument referred to therein or the receipt of payments with respect thereto (including the receipt of Ordinary Shares (together with payment of cash for any fraction of Ordinary Share) or other consideration due upon conversion).

(c)                                  If the Company or its successor becomes obligated to pay Additional Amounts with respect to any payment or delivery under or with respect to the Notes, the Company or its successor shall deliver to the Noteholders, on a date that is at least 30 days prior to the date of that payment or delivery (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment or delivery date, in which case the Company or its successor shall notify the Noteholders promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable.

(d)                                 The Company or its successor shall make all withholdings and deductions required by law and shall remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable Law.

(e)                                  Any reference in this Instrument or the Notes in any context to the delivery of Ordinary Shares (together with payment of cash for any fraction of Ordinary Share) or other consideration upon conversion of any Note or the payment of principal of (including the Redemption Price, the Repurchase Price and Fundamental Change Repurchase Price, if applicable) and any premium or interest on any Note or any other amount payable with respect to such Note, shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable with respect to that amount pursuant to this Section 10.4.

(f)                                   The foregoing obligations shall survive termination, defeasance or discharge of this Instrument or any transfer by a Holder or beneficial owner of its Notes and will apply mutatis mutandis to any jurisdiction in which any successor to the Company is then, for tax purposes, incorporated, organized or resident or doing business (or any political subdivision or taxing authority thereof or therein) or any jurisdiction from or through which payment under or with respect to the Notes is made or deemed made by or on behalf of such successor (or any political subdivision or taxing authority thereof or therein).

11                                  CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

11.1        Company May Consolidate, etc., on Certain Terms

Subject to the provisions of Section 11.2, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of the Company, its Subsidiaries and its Variable Interest Entities, taken as a whole, to another Person, unless:

(a)                                 the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the Laws of the United States, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong and the Successor Company (if not the Company) shall expressly assume, by supplemental instrument, all of the obligations of the Company under the Notes, this Instrument (including, for the avoidance of doubt, the obligation to pay Additional Amounts pursuant to Section 10.4) and the Purchase Agreement;

(b)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Instrument with respect to the Notes;

(c)                                  the Company shall have undertaken commercially reasonable efforts to restructure the Notes so that, after giving effect to such transaction, any conversion of the Notes will be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereof;

(d)                                 if, upon the occurrence of any such transaction, (x) the Notes would become convertible pursuant to the terms of this Instrument into securities issued by an issuer other than the Successor Company, and (y) such Successor Company is a wholly owned subsidiary of the issuer of such securities into which the Notes have become convertible, such other issuer shall fully and unconditionally guarantee on a senior basis the Successor Company’s obligations under the Notes; and

(e)                                  other conditions specified in this Instrument are met.

For purposes of this Section 11.1, the sale, conveyance, transfer or lease of all or substantially all of the assets of one or more Subsidiaries or Variable Interest Entities of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries or Variable Interest Entities, would constitute all or substantially all of the assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the consolidated assets of the Company to another Person.

11.2        Successor Corporation to Be Substituted

In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental instrument, executed and delivered to the Noteholders and satisfactory in form to the Noteholders, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes (including, for the avoidance of doubt, any Additional Amounts), the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes (including, for the avoidance of doubt, any Additional Amounts) and the due and punctual performance of all of the covenants and conditions of this Instrument to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Noteholders.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Instrument as the Notes theretofore or thereafter issued in accordance with the terms of this Instrument as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Section 11, the Person named as the “Company” in the first paragraph of this Instrument (or any successor that shall thereafter have become such in the manner prescribed in this Section 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Instrument and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

12                                  DEFAULT AND REMEDIES

12.1        Events of Default

The following events shall be “Events of Default” with respect to the Notes:

(a)                                 default in any payment of interest or Additional Amounts, if any, on any Note when due and payable and the default continues for a period of 30 days;

(b)                                 default in the payment of principal of any Note when due and payable on the Maturity Date, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)                                  failure by the Company to comply with its obligation to convert the Notes in accordance with this Instrument upon exercise of a Holder’s Conversion Right and such failure continues for a period of three Business Days;

(d)                                 failure by the Company to issue notices in connection with redemption in respect of a Change in Tax Law in accordance with Section 9.5 or a Fundamental Change Company Notice in accordance with Section 9.3(c), in each case, when due and such failure continues for a period of five Business Days;

(e)                                  failure by the Company to comply with its obligations under Section 11;

(f)                                   failure by the Company for 60 days after written notice from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Instrument;

(g)                                  default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25 million (or the foreign currency equivalent thereof) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(h)                                 a final judgment for the payment of $25 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary of the Company, which judgment is not paid, bonded or otherwise discharged or stayed within 60 days after the earlier of (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)                                     the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(j)                                    an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days;

(k)                                 the Instrument or the Notes shall be (A) declared by any Governmental Authority to be illegal or unenforceable or (B) terminated prior to the scheduled termination date; or

(l)                                     (i) the confiscation, expropriation or nationalization by any Governmental Authority of any property of the Company or any of its Significant Subsidiaries, if such confiscation, expropriation or nationalization could reasonably be expected to have a material adverse effect; or (ii) the revocation or repudiation by any Governmental Authority of any previously granted Governmental Approval to any Group Company, if such revocation or repudiation could reasonably be expected to have a material adverse effect.

12.2        Acceleration; Rescission and Annulment

(a)                                 If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 12.1(i) or Section 12.1(j) with respect to the Company or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company may declare up to 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, notwithstanding anything contained in this Instrument or in the Notes to the contrary.  If an Event of Default specified in Section 12.1(i) or Section 12.1(j) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest on, all Notes shall become and shall automatically be immediately due and payable without any action on the part of the Holders.

(b)                                 At any time after the principal of the Notes shall have been so declared due and payable as provided in the immediately preceding paragraph, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Noteholder a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest, to the extent that payment of such interest is enforceable under applicable Law, and on such principal at the rate per annum borne by the Notes plus 1.00% as Additional Interest), and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Instrument, other than the nonpayment of the principal of and accrued and unpaid interest on Notes that shall have become due solely by such acceleration, shall have been cured or waived, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Instrument; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

12.3        Payments of Notes on Default; Suit Therefor

(a)                                 If an Event of Default described in clause (a) or (b) of Section 12.1 shall have occurred, the Company shall, upon demand of Holders of at least 25% in aggregate principal amount of the Notes then outstanding, pay the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate per annum borne by the Notes at such time plus 1.00%.  If the Company shall fail to pay such amounts forthwith upon such demand, the Noteholders may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

(b)                                 In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Noteholder, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Noteholder shall have made any demand pursuant to the provisions of this Section 12.3, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims.

12.4        Notice of Defaults and Events of Default

The Company shall immediately notify the Noteholder in writing upon its awareness of the occurrence of any of the Event of Default.

13                                  REPLACEMENT OF NOTE CERTIFICATES

(a)                                 If any Note Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the Designated Office upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Company may reasonably require.  Mutilated or defaced Note Certificates must be surrendered before replacements will be issued.

(b)                                 Upon request of the Holder for the Instrument to be broken down into a number of note instruments of smaller principal amounts, the Company shall issue additional Note Certificates of such smaller principal amounts without charge and cause the Register of Noteholders to be updated accordingly at the Company’s expense, the within seven (7) Business Days after the date of such request, provided that the existing Note Certificate of this Instrument shall be surrendered by the Holder to the Company for cancellation.

14                                  PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS

If (i) any Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Holder otherwise takes action to collect amounts due under any Note or to enforce the provisions of such Note or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under any Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including documented attorneys’ fees and disbursements.

15                                  SUCCESSORS AND ASSIGNS

The Notes apply to, inure to the benefit of, and bind, the successors and assigns of the Company and the Noteholder; provided, however, that the Company may not assign any of its rights or transfer any of its obligations under the Notes without the written consent of the Noteholder.  For the avoidance of doubt and notwithstanding anything to the contrary in Section 6 of this Instrument, the Noteholder may transfer this Note or any portion hereof to any of its Affiliates at any time after the date hereof without the written consent of the Company or any other party.

16                                  AMENDMENTS AND WAIVERS; NOTICES

The amendment or waiver of any term of this Instrument shall be subject to the written consent of all the Noteholders and the Company. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Instrument shall be in writing to the number or address set forth in Register of Noteholders and shall be conclusively deemed to have been duly given (a) when hand-delivered to the other parties, upon delivery; (b) when sent by facsimile or electronic mail at the number or address upon receipt of confirmation of error-free transmission or, in the case of electronic mail, upon such mail being sent unless the sending party subsequently learns that such electronic mail was not successfully delivered; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid; or (d) three (3) Business Days after deposit with an overnight delivery service, postage prepaid with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.  A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 16 by giving the other parties written notice of the new address in the manner set forth above.

17                                  SEVERABILITY

Any term of this Instrument that is prohibited or unenforceable in a jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18                                  DELAYS OR OMISSIONS

No delay or failure by any party to insist on the strict performance of any provision of this Instrument, or to exercise any power, right or remedy, will be deemed a waiver or impairment of such performance, power, right or remedy or of any other provision of this Instrument, nor shall it be construed to be a waiver of any breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring.

19                                  REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF

The remedies provided in the Notes shall be cumulative and in addition to all other remedies available under the Notes, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of the Notes. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder shall cause irreparable harm to the Holder and that the remedy at law for any such breach shall be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

20                                  GOVERNING LAW AND JURISDICTION

20.1        This Instrument, as to which time shall be of the essence, is governed by and shall be construed in accordance with the law of the State of New York.

20.2        All disputes arising out of or in connection with this Instrument shall be submitted to the Hong Kong International Arbitration Centre and shall be finally settled and resolved under the Hong Kong International Arbitration Centre Administered Arbitration Rules by three arbitrating appointed in accordance with the said Rules. The place of arbitration shall be Hong Kong and the language to be used in the arbitral proceedings shall be English. Nothing in this clause shall prevent any party at any time seeking any interim or interlocutory relief in aid of any arbitration or in connection with enforcement proceedings.

21                                  CONSTRUCTION; HEADINGS

This Instrument shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Instrument are for convenience of reference and shall not form part of, or affect the interpretation of, this Instrument.

IN WITNESS WHEREOF, the Company has caused its duly authorized representative to execute this Instrument as of the date and year first above written.

BEST Inc.

By:	/s/ Shao-Ning Johnny Chou
Name: Shao-Ning Johnny Chou
Title: Chairman and Chief Executive Officer

[Signature Page to the Convertible Notes Instrument]

BEST Inc.

IN WITNESS WHEREOF, the Noteholder has caused its duly authorized representative to execute this Instrument as of the date and year first above written.

Alibaba.com Hong Kong Limited

By:	/s/ Yi Zhang
Name: Yi Zhang
Title: Authorized Signatory

[Signature Page to the Convertible Notes Instrument]

BEST Inc.

EXHIBIT A

FORM OF NOTE CERTIFICATE

[THIS SECURITY AND THE CLASS A ORDINARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT OR CONTRACTUALLY RESTRICTED SECURITIES, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)        REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS (a) A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (b) NOT A U.S. PERSON AND IS LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT, AND HAS NOT BEEN FOR THE IMMEDIATELY PRECEDING THREE MONTHS, AN AFFILIATE OF BEST INC. (THE “COMPANY”) (OTHER THAN AN ENTITY AFFILIATED WITH ALIBABA GROUP HOLDING LIMITED (THE “ALIBABA PURCHASER”) THAT PURCHASED REGULATION S NOTES IN THE INITIAL OFFERING THEREOF AND ITS RESPECTIVE AFFILIATES), AND

(2)        AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)       TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)       PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)       TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)       TO A NON U.S. PERSON LOCATED OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR

(E)        PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE).

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS (OTHER THE ALIBABA PURCHASER THAT PURCHASED REGULATION S NOTES IN THE INITIAL OFFERING THEREOF AND ITS RESPECTIVE AFFILIATES) MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS NOTE, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION HEREOF AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY, OR A BENEFICIAL INTEREST HEREIN OR THEREIN.]

BEST INC.

4.50% Convertibile Senior Note due 2025

No. [ ]	US$

BEST Inc., a company duly organized and validly existing under the Laws of the Cayman Islands (the “Company,” which term includes any successor company or corporation or other entity under the Instrument referred to on the reverse hereof), for value received hereby promises to pay to [              ], or registered assigns, the principal sum of US$[                 ], which amount, taken together with the principal amounts of all other outstanding Notes, shall not exceed US$150,000,000 in aggregate at any time on June 3, 2025, and interest thereon as set forth below.

This Note shall bear cash interest at the rate of 4.50% per year from, and including, [Issue Date], 2020, or from, and including, the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until June 3, 2025.  Interest is payable semi-annually in arrears on each July 1 and January 1, commencing on January 1, 2021, to Holders of record at the close of business on the preceding June 15 and December 15 (whether or not such day is a Business Day), respectively.  Additional Interest will be payable as set forth in Section 12.2(b) and Section 12.3(a) of the Instrument, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 12.2(b) and Section 12.3(a), and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate per annum borne by the Notes plus 1.00%, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into Ordinary Shares (or in the form of ADSs) on the terms and subject to the limitations set forth in the Instrument.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the Laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Instrument, the provisions of the Instrument shall control and govern.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

BEST INC.

By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

BEST INC.
4.50% Convertible Senior Note due 2025

This Note is one of a duly authorized issue of Notes of the Company, designated as its 4.50% Convertible Senior Notes due 2025 (the “Notes”), limited to the aggregate principal amount of US$150,000,000, all issued or to be issued under and pursuant to an Instrument dated as of June 3, 2020 (the “Instrument”), between BEST Inc. and Alibaba.com Hong Kong Limited, as the initial noteholder (the “Initial Noteholder”), reference is hereby made for a description of the rights, limitations of rights, obligations, duties, privileges, disclaimers from liability and immunities thereunder of the Company and the Holders of the Notes.

In the case certain Events of Default, as defined in the Instrument, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Instrument.  In the case certain Events of Default relating to a bankruptcy (or similar proceeding) with respect to the Company or a Significant Subsidiary of the Company shall have occurred, the principal of, and interest on, all Notes shall automatically become immediately due and payable, as set forth in the Instrument.

Subject to the terms and conditions of the Instrument, the Company will make all payments in respect of the principal amount on the Maturity Date, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, as the case may be, to the Holder who surrenders a Note to collect such payments in respect of the Note.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Subject to the terms and conditions of the Instrument, Additional Amounts will be paid in connection with any payments made and deliveries caused to be made by the Company or any successor to the Company under or with respect to the Instrument and the Notes, including, but not limited to, payments of principal (including, if applicable, the Maturity Redemption Price, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price), premium, if any, payments of interest, including any Additional Interest, and deliveries of Ordinary Shares or any other consideration due on conversion of a Note (together with payments of cash for any fraction of Ordinary Shares or other consideration) to ensure that the net amount received by the beneficial owners of the Notes after any applicable withholding, deduction or reduction (and after deducting any Taxes on the Additional Amounts) will equal the amounts that would have been received by such beneficial owner had no such withholding, deduction or reduction been required.

No reference herein to the Instrument and no provision of this Note or of the Instrument shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or cause to be delivered, as the case may be, the principal (including the Maturity Redemption Price, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form in denominations of US$100,000 principal amount and integral multiples thereof.  In the manner and subject to the limitations provided in the Instrument, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company, with payment of a sum sufficient to cover any transfer or similar Tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Company may not redeem the Notes prior to the Maturity Date, except in the event of certain Changes in Tax Law as described in Section 9.5 of the Instruments.  No sinking fund is provided for the Notes.

The Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of US$100,000 or integral multiples thereof) on the Repurchase Date at a price equal to the Repurchase Price.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of US$100,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Instrument, the Holder hereof has the right, at its option, from July 10, 2020 (being the thirty-first (31st) Trading Day after May 27, 2020 to prior to the close of business on the second scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is US$100,000 principal amount of Notes or an integral multiple thereof, into Ordinary Shares at the Conversion Rate specified in the Instrument, as adjusted from time to time as provided in the Instrument.

Terms used in this Note and defined in the Instrument are used herein as therein defined.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:          BEST INC.

2nd Floor, Block A, Huaxing Modern Industry Park
No. 18 Tangmiao Road, Hangzhou, Zhejiang, China
+86-571-88995656

CITIBANK, N.A., as ADS Depositary

480 Washington Boulevard, 30th Floor

Jersey City, NJ 07310

Tel. 1-973-461-7174

Email: Citinygats@citi.com

Fax: 1-201-258-3567

The undersigned registered holder of this Note hereby exercises the option to convert that Note, or the portion thereof (that is US$100,000 principal amount or an integral multiple thereof) below designated, into [Ordinary Shares]/[ADSs] in accordance with the terms of the Instrument referred to in this Note, and directs that any [Ordinary Shares]/[ADSs] deliverable upon such conversion, together with any cash payable for any fractions of [Ordinary Shares]/[ADSs], and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  Terms defined in the Deposit Agreement or the Instrument referred to in this Notice are used herein as so defined.  If any [Ordinary Shares]/[ADSs] or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp, issue, transfer or similar taxes, if any, in accordance with Section 7.2(c) of the Instrument.  Any amount required to be paid to the undersigned on account of interest accompanies this Notice.

In connection with the conversion of this Note, or the portion hereof below designated, the undersigned acknowledges, represents to and agrees with the Company that the undersigned is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company and has not been an “affiliate” (as defined in Rule 144 under the Securities Act) during the three months immediately preceding the date hereof.

OR

The undersigned is an entity affiliated with Alibaba Group Holding Limited.

[The undersigned further agrees (and if the undersigned is acting for the account of another person, that person has confirmed that it agrees) that, prior to the end of a 40-day period starting from the transfer of the Notes from an affiliate of Alibaba Group Holding Limited, the undersigned (and such other account) will not offer, sell, pledge or otherwise transfer the [Ordinary Shares]/[ADSs] converted pursuant to this notice except in accordance with the restrictions set forth in that legend and any applicable Securities Laws of the United States and any state thereof.]1

1  Include if the Note being converted is not held by an entity affiliated with Alibaba Group Holding Limited.

[For the delivery of Ordinary Shares upon conversion]

The undersigned hereby instructs the Company to register the Ordinary Shares in the name of:

1. Name of Beneficial Owner to Receive Ordinary Shares (English):
2. Address of Beneficial Owner to Receive Ordinary Shares (English):
3. Name of Registered Holder of the Ordinary Shares:
4. Number of Ordinary Shares to be Issued:
5. Beneficial Owner’s Tax ID Number:
6. Contact Name and Tel No. / Email Address:

[For the delivery of ADSs upon conversion]

The undersigned hereby instructs the ADS Depositary to register the ADSs in the name of:

1. Name of Beneficial Owner to Receive ADSs (English):
2. Address of Beneficial Owner to Receive ADSs (English):
3. Name of Registered Holder of the Deposited Shares:
4. Number of Deposited Shares:
5. Number of ADSs to be Issued:
6. Beneficial Owner’s Tax ID Number:
7. Contact Name and Tel No. / Email Address:

[The undersigned instructs the ADS Depositary to deliver the American Depositary Receipts representing the ADSs to the following account:

ADS Receiving Broker ( * are mandatory fields):

a) DTC Broker Name*:
b) DTC Broker’s Participant Account with DTC *:
c) DTC Broker Contact Name:
d) DTC Broker Contact Tel No. / Email:
e) Beneficial Owner’s Account # with DTC Broker*:

OR

e) Local Broker Name (have account with DTC Broker)*:
Local Broker Sub-Account # with DTC Broker*:
Local Broker Contact Name:
Local Broker Contact Tel No. / Email:

ADS Delivering Party:

Name:	Citibank, N.A. DTC Account: #2655][2]

For any ADS settlement inquiries, please contact Citibank, N.A. Broker Desk:

Tel: 1-877-CITIADR (1-877-248-4237)
Email: citiadr@citi.com

2  Include bracketed language in the Conversion Notice if the Note being converted is not a restricted security as such term is defined in Rule 144 under the Securities Act.

Dated:

Signature(s)

Fill in for registration of Ordinary Shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): US$                  00,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:          BEST INC.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from BEST Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 9.3 of the Instrument referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is US$100,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date.

The certificate numbers of the Notes to be repurchased are as set forth below:

Certificate Number(s):

Dated:

Signature(s)

Social Security or Other Taxpayer

Identification Number

Principal amount to be repaid (if less than all): US$             00,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF REPURCHASE NOTICE]

To:          BEST INC.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from BEST Inc. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the entire principal amount of this Note, or the portion thereof (that is US$100,000 principal amount or an integral multiple thereof) below designated, in accordance with the applicable provisions of the Instrument referred to in this Note, at the Repurchase Price to the registered Holder hereof.

The certificate numbers of the Notes to be purchased are as set forth below:

Certificate Number(s):

Dated:

Signature(s)

Social Security or Other Taxpayer

Identification Number

Principal amount to be repaid (if less than all): US$              00,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 4

FORM OF ASSIGNMENT AND TRANSFER

For value received                                                  hereby sell(s), assign(s) and transfer(s) unto                                                 the within Note, and hereby irrevocably constitutes and appoints                                                  attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note, as defined in the Instrument governing such Note, the undersigned confirms that such Note is being transferred:

☐            To BEST Inc. or a subsidiary thereof; or

☐            Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐            Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and the undersigned confirms that the undersigned reasonably believes that the transferee of such Note is a “qualified institutional buyer” (within the meaning of Rule 144A) that is purchasing for its own account or for the account of another qualified institutional buyer and the undersigned has provided such transferee notice that the transfer is being made in reliance on Rule 144A; or

☐            Outside the United States in accordance with Regulation S under the Securities Act of 1933, as amended; or

☐            Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended (if available).

Dated:

Signature(s)

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Instrument”) is entered into on [•], [•]

BY:

[Transferee], [a [•] organized and existing under the Laws of [•] with its registered address at [•]]/[a [•] citizen with identification number of [•]] (the “Transferee”).

RECITALS:

(A)          BEST Inc. (the “Company”) issued, and Alibaba.com Hong Kong Limited (the “Noteholder”) subscribed for certain unsecured convertible notes, convertible into fully paid ordinary shares of the Company by execution of a Convertible Note Instrument on June 3, 2020 (as amended from time to time, the “Convertible Note Instrument”).

(B)          Transferee is required to join the Convertible Note Instrument pursuant to Section 6 of the Convertible Note Instrument.

(C)          The Transferee now wishes to sign this Instrument, and to be bound by the terms of the Convertible Note Instrument as a “Noteholder” and a party thereto.

THIS INSTRUMENT WITNESSES as follows:

1.              DEFINED TERMS AND CONSTRUCTION

(a)           Capitalized terms used but not defined herein shall have the meaning set forth in the Convertible Note Instrument.

(b)           This Instrument shall be incorporated into the Convertible Note Instrument as if expressly incorporated into the Convertible Note Instrument.

2.              UNDERTAKINGS

(a)         Assumption of obligations

The Transferee undertakes, to each other party of the Convertible Note Instrument that [it]/[he] will, with effect from the date hereof, perform and comply with each of the obligations of a Noteholder as if [it]/[he] had been a party to the Convertible Note Instrument at the date of execution thereof and the Company agrees that where there is a reference to a “Noteholder” or a “party” there [it]/[he] shall be deemed to include a reference to the Transferee and with effect from the date hereof, all the rights of a Noteholder provided under the Convertible Note Instrument will be accorded to the Transferee as if the Transferee had been a Noteholder and a Party under the Convertible Note Instrument at the date of execution thereof.

3.              REPRESENTATIONS AND WARRANTIES

(a)         The Transferee represents and warrants to each of the other parties of the Convertible Note Instrument as follows:

(i)             [Status

It is a company duly organized, established and validly existing under the Laws of the jurisdiction stated in preamble 1 of this Instrument and has all requisite power and authority to own, lease and operate its assets and to conduct the business which it conducts.] [if applicable]

(ii)          Due Authorization

It has full power and authority to execute and deliver this Instrument and the execution, delivery and performance of this Instrument by the Transferee has been duly authorized by all necessary action on behalf of the Transferee.

(iii)       Legal, Valid and Binding Obligation

This Instrument has been duly executed and delivered by the Transferee and constitutes the legal, valid and binding obligation of the Transferee, enforceable against [it]/[he] in accordance with the terms hereof.  The Transferee’s execution, delivery and performance of this Instrument will not violate: (x) [any provision of its organizational documents] [if applicable]; (y) any material terms of material agreements to which the Transferee is a party or by which the Transferee is bound; or (z) any order, writ, injunction, decree or statute, or any rule or regulation, applicable to the Transferee.

4.              MISCELLANEOUS.

The provisions of Section 6 of the Convertible Note Instrument shall be incorporated herein by reference and shall apply as if set forth in full herein, mutatis mutandis.

[Signature page follows.]

IN WITNESS WHEREOF, the Transferee has [caused its duly authorized representatives to execute]/[executed] this Instrument as of the date and year first above written.

[Transferee]

By:
Name:
Title:

Notice details

Address:

Email:

Facsimile:

Acknowledged and Agreed by:

BEST Inc.

By:
Name:
Title:

Notice details

Address:

Email:

Facsimile: